EXHIBIT 10.1

GUARANTY BUSINESS CREDIT CORPORATION

October 31, 2003

U.S. Plastic Lumber, Ltd.
2300 Glades Road, Suite 440 West
Boca Raton, Florida 33431
Attn: Mark Alsentzer, CEO

Re:	Letter Agreement Amending Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults

Ladies and Gentlemen:

     This letter agreement (this “Letter Agreement”) is delivered to U. S. Plastic Lumber, Ltd., a Delaware corporation (“Company”), in connection with (a) the Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, modified and supplemented from time to time, including, without limitation, by the “Second Amendment” as herein defined, the “Loan Agreement”) between Guaranty Business Credit Corporation, a Delaware corporation (“Lender”), and Company, (b) the Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults between Company and Lender dated as of July 25, 2003 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Second Amendment”), and (c) the letter agreement dated as of July 25, 2003 regarding the amendment and waiver fee and early termination fee (as amended, supplemented and modified from time to time, the “Fee Letter”). Capitalized terms used but not defined in this Letter Agreement shall have the meanings given to them in the Loan Agreement.

     Company has requested that Lender amend the Loan Agreement to increase the Special Advance Subline from One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to Two Million Dollars ($2,000,000), and the Lender has agreed to Company’s request, subject to the terms and conditions of this Letter Agreement.

     Further, Company has advised Lender that it intends the Sale (as such term is defined in the Second Amendment) to take place on or before November 30, 2003. Company has requested that Lender amend the Second Amendment to extend the deadline for the Closing Date (as such term is defined in the Second Amendment) for the Sale from October 31, 2003 to November 30, 2003, and the Lender has agreed to Company’s request, subject to the terms and conditions of this Letter Agreement.

     Accordingly, subject to the satisfaction of the conditions precedent to the effectiveness of Lender’s obligations under this Letter Agreement set forth in the next paragraph, and in consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, (a) Section 7(a) of the Second Amendment is hereby amended by deleting the amount “One Million Seven Hundred Fifty Thousand Dollars ($1,750,000)” from such section and substituting in its place “Two Million Dollars ($2,000,000)”, and (b) Section 2 and Subsection 8(a) of the Second Amendment are hereby amended by deleting the date “October 31, 2003” from such section and subsection and substituting in its place “November 30, 2003”.

     Lender’s obligations under this Letter Agreement are subject to the delivery to Lender of the following fully-executed documents in form and substance satisfactory to Lender:

     (a)  a secured promissory note by Company in favor of Lender in the amount of Two Million Dollars ($2,000,000) in respect of the Special Advance Subline, which promissory note shall amend and restate in full the Amended and Restated Secured Promissory Note (Special Advance Promissory Note) dated as of October 23, 2003;

     (b)  an amendment to the Junior Participation Agreement dated as of August 7, 2003 between Schultes, Inc., a New Jersey corporation, and Lender, as amended; and

     (c)  a letter agreement amending the date that the Amendment Fee is due and payable, as set forth in the Fee Letter.

     Except as amended hereby, the Loan Agreement, the Second Amendment, and each other Transaction Document remain in full force and effect and are hereby ratified and confirmed by Company.

     In consideration of Lender executing this Letter Agreement, Company does hereby release Lender and its employees, officers, directors, attorneys and agents from any and all claims, demands, causes of action, known or unknown, arising out of or related to the Loan Agreement or the transactions connected therewith. Company does hereby warrant and represent that no claims, demands or causes of action, arising out of or related to the Loan Agreement or the transactions connected therewith are now known or suspected to exist.

     Company intends this release to cover, encompass, release, and extinguish, among other things, all claims and matters which might otherwise be reserved by California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

     Company shall pay, on written demand, all fees and costs incurred by Lender in connection with the negotiation, documentation and execution of this Letter Agreement, including the reasonable fees and expenses of attorneys. If any legal action or proceeding shall be commenced at any time by any party to this Letter Agreement in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

     This Letter Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     This Letter Agreement shall be governed by and construed according to the laws of the State of California (without regards to its conflict of laws principles). Company agrees to pay, on demand, all attorneys’ fees and costs of the Agent incurred in connection with the negotiation, documentation and execution of this Letter Agreement. If any legal action or proceeding shall be commenced at any time by any party to this Letter Agreement in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS LETTER AGREEMENT.

[The next page is the signature page.]

     Please evidence your agreement to the forgoing by executing this Letter Agreement in the space provided below.

Very truly yours,

GUARANTY BUSINESS CREDIT CORPORATION

By: /s/ Greg Carasik
Name: Greg Carasik
Title: Vice President

Accepted and Agreed to as of the date hereof:

U.S. PLASTIC LUMBER, LTD.

By: /s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer

     The undersigned hereby acknowledges and consents to the terms of the foregoing Letter Agreement and agrees that its guaranty and all other documents executed by it in favor of the Agent and Lenders remain in full force and effect.

U.S. PLASTIC LUMBER IP CORPORATION

By: /s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer

U.S. PLASTIC LUMBER CORP.

By: /s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Chief Financial Officer

U.S. PLASTIC LUMBER FINANCE CORPORATION

By: /s/ Michael D. Schmidt
Name: Michael D. Schmidt
Title: Treasurer